PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Reverse Convertible Securities	Registration Statement No. 333-178081
(To Prospectus dated November 21, 2011)
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes

Reverse Convertible Securities
(“RevConsSM”)

We, Morgan Stanley, may offer from time to time reverse convertible securities, which we refer to as RevConsSM, that pay at maturity either (i) an amount in U.S. dollars or (ii) shares of common stock of an underlying company not affiliated with us or shares of an underlying exchange-traded fund.  The specific terms of any such RevCons that we offer, including the name of the underlying company or exchange-traded fund, will be included in the applicable  pricing supplement.  We may offer, and describe the terms for, more than one RevCons through a single pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement, in any accompanying index supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  The RevCons will have the following general terms:

•      The RevCons are unsubordinated unsecured obligations of ours and do not guarantee the return of principal at maturity.

•      The RevCons will pay a coupon at a fixed rate per annum on the principal amount of each RevCons, specified in the applicable pricing supplement, on the interest payment dates specified in the applicable pricing supplement.

•       At maturity, you will receive either an amount in cash equal to the principal amount of each RevCons or, if the closing price of the underlying shares at maturity is less than its initial share price and a trigger event has occurred, shares of common stock of the underlying company or shares of the exchange-traded fund, as applicable, at the applicable exchange ratio in exchange for each RevCons, or the cash value of such shares.

•      A trigger event will occur (a) if trading price trigger event is specified in the applicable pricing supplement, if the trading price of the underlying shares has decreased, at any time on any trading day, to or below the specified trigger price, or (b) if closing price trigger event is specified in the applicable pricing supplement, if the closing price of the underlying shares has decreased, on any trading day, to or below the specified trigger price.

•      The RevCons will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the RevCons, including any changes to the terms specified in this product supplement.  See “Description of RevCons” on S-16.

 Investing in the RevCons involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on S-10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY
November 21, 2011

For a description of certain restrictions on offers, sales and deliveries of the RevCons and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the RevCons, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the RevCons or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The RevCons have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The RevCons may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The RevCons have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the RevCons or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the RevCons, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the RevCons which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

The RevCons have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the RevCons may be circulated or distributed, nor may the RevCons be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where RevCons are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the RevCons pursuant to an offer made under Section 275 except:

(1)   to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)   where no consideration is or will be given for the transfer; or

(3)   where the transfer is by operation of law.

TABLE OF CONTENTS

	Page		Page
Product Supplement		Prospectus

Summary	S-5	Summary	1
Hypothetical Payments on the RevCons	S-9	Risk Factors	5
Risk Factors	S-10	Where You Can Find More Information	7
Description of RevCons Underlying Company or Underlying Exchange-Traded Fund – Public Information Use of Proceeds and Hedging Securities Offered on a Global Basis Benefit Plan Investor Considerations United States Federal Taxation Plan of Distribution (Conflicts of Interest)	S-16 S-29 S-29 S-30 S-30 S-31 S-40	Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends	9
		Morgan Stanley	10
		Use of Proceeds	11
		Description of Debt Securities	11
		Description of Units	37
		Description of Warrants	42
		Description of Purchase Contracts	45
		Description of Capital Stock	46
		Forms of Securities	55
		Securities Offered on a Global Basis through the Depositary	59
		United States Federal Taxation	63
		Plan of Distribution (Conflicts of Interest)	67
		Legal Matters	69
		Experts	69
		Benefit Plan Investor Considerations	70

You should rely only on the information contained or incorporated by reference in this product supplement, the prospectus and the applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the RevCons offered under this program in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of RevCons, including multiple issuances of distinct RevCons.  Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these RevCons primarily in the United States, but may also sell them outside the United States or both in and outside of the United States simultaneously.  The RevCons we offer under this product supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

“RevCons” is a service mark of Morgan Stanley.

The RevCons

General terms of the RevCons
Unlike ordinary debt securities, the RevCons do not guarantee any return of principal at maturity.  Instead, at maturity, you will receive either:

•      an amount in cash equal to the stated principal amount per RevCons; or

•      if the closing price of shares of common stock of the underlying company or shares of the underlying exchange-traded fund specified in the applicable pricing supplement, which we refer to as the underlying shares, on the determination date is less than the initial share price AND a trigger event has occurred, shares of the underlying company or the underlying exchange-traded fund, as applicable, in exchange for each RevCons at the applicable exchange ratio or, at our option, the cash value of such underlying shares as of the determination date.  If specified in the applicable pricing supplement, an issuance of RevCons may be cash-settled only.  The underlying shares (or the cash value thereof) will be worth less than the stated principal amount of the RevCons and could be zero.

A trigger event will occur:

•      if trading price trigger event is specified in the applicable pricing supplement, if the trading price of the underlying shares decreases to or below the specified trigger price at any time on any trading day from and including the pricing date to and including the determination date, or

•      if closing price trigger event is specified in the applicable pricing supplement, if the closing price of the underlying shares decreases to or below the specified trigger price on any trading day from and including the pricing date to and including the determination date.

In addition to shares of common stock of an underlying company or shares of an underlying exchange-traded fund, an issuance of RevCons may be linked to American depositary shares representing the ordinary shares of an underlying company.

Coupon payments
The RevCons will pay a coupon at a fixed rate per annum on the stated principal amount of each RevCons on the interest payment dates, in each case as specified in the applicable pricing supplement.  You will be entitled to receive all coupon payments on the stated principal amount of your RevCons whether we deliver cash or shares at maturity.

Payment at maturity; no guaranteed return on principal
At maturity, for each RevCons which you hold, you will receive either:

•      an amount in cash equal to the stated principal amount per RevCons; or

•      if the closing price of the underlying shares on the determination date is less than the initial share price AND a trigger event has occurred, shares of either the underlying company or the underlying exchange-traded fund, as applicable, in exchange for each RevCons at the applicable exchange ratio or, at our option, the cash value of the underlying shares as of the determination date.  The underlying shares and accordingly, the cash value of the underlying shares, will be worth less than the stated principal amount of the RevCons.

The exchange ratio will be determined on the pricing date and will be equal to the stated principal amount of the RevCons divided by the closing price of the underlying shares on the pricing date.  The exchange ratio will be subject to adjustment for certain events relating to the underlying company or exchange-traded fund, as applicable, by means of an exchange factor, initially set at 1.0.  For purposes of determining whether the closing price is less than the initial share price and whether a trigger event has occurred, the trading price and the closing price will also be adjusted by the exchange factor.  You should read about those adjustments in the sections of this product supplement called “Risk Factors—The antidilution adjustments the calculation agent is required to make do not cover every event that can affect the underlying shares,” “Description of RevCons—Payment at Maturity,” “—General Terms of the RevCons —Some Definitions” and “—Antidilution Adjustments.”

You will not have the right to exchange your RevCons for cash or underlying shares prior to maturity.

Postponement of maturity date
If the scheduled determination date is not a business day or if a market disruption event occurs on that day so that the determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the RevCons will be postponed to the second business day following the determination date as postponed.

The maturity date of the RevCons may be accelerated
The maturity date of the RevCons will be accelerated upon the occurrence of either of the following events:

•      a price event acceleration, which will occur if the closing price of the underlying shares times the exchange factor on any two consecutive trading days is less than the acceleration trigger price, which will be equal to $2.00, unless otherwise specified in the applicable pricing supplement, and

• an event of default acceleration, which will occur if there is an event of default with respect to the RevCons.

The amount payable to you will differ depending on the reason for the acceleration.

•      If there is a price event acceleration, we will owe you (i) a number of shares of the underlying company or the underlying exchange-traded fund at the exchange ratio, multiplied by the exchange factor as of the date of such acceleration or, at our option, the cash value of the underlying shares as of the date of acceleration and (ii) accrued but unpaid coupon to but excluding the date of acceleration plus an amount of cash determined by the calculation agent equal to the sum of the present values of the remaining scheduled payments of interest on the RevCons (excluding such accrued but unpaid coupon) discounted to the date of acceleration, as described in the section of this product supplement called “Description of RevCons—Price Event Acceleration.”

•      If there is an event of default acceleration, we will owe you either (i) the stated principal amount of each RevCons, plus accrued and unpaid coupon to but excluding the date of such acceleration, or (ii) if the closing price of the underlying shares on the date of such acceleration is less than the initial share price AND a trigger event has occurred on or prior to the date of such acceleration, (x) a number of shares of the underlying company or the underlying exchange-traded fund at the exchange ratio, multiplied by the exchange factor as of the date of such acceleration or, at our option, the cash value of the underlying shares as of the date of acceleration, and (y) accrued but unpaid coupon to but excluding the date of acceleration.

The amount payable to you per RevCons if the maturity of the RevCons is accelerated may be substantially less than the stated principal amount of each RevCons.

For RevCons linked to the common stock of an underlying company, RevCons may become exchangeable into the common stock of a company other than the underlying company
Following certain corporate events relating to underlying shares, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the closing price of such successor’s common stock.  We describe the specific corporate events that can lead to these adjustments in the section of this product supplement called “Description of RevCons —Antidilution Adjustments—For RevCons linked to the common stock of an underlying company.”  You should read this section in order to understand these and other adjustments that may be made to your RevCons.

Other terms of the RevCons	•	The RevCons will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.

	•	You will not have the right to present the RevCons to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

	•	We may from time to time, without your consent, create and issue additional RevCons with the same terms as the RevCons previously issued so that they may be combined with the earlier issuance.

	•	The RevCons will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. LLC, which we refer to as MS & Co., to act as calculation agent for us with respect to the RevCons.  As calculation agent, MS & Co. will determine whether a trigger event has occurred, whether the closing price of the underlying shares on the determination date is less than the initial share price, the payment at maturity, the amount payable per RevCons in the event of a price event acceleration or an event of default acceleration, and any adjustment to the exchange factor for certain events affecting underlying shares that we describe in the section of this product supplement called “Description of RevCons —Antidilution Adjustments.”  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; Conflicts of interest
The agent for the offering of the RevCons is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority,

Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest).”

No involvement with the underlying company or the underlying exchange-traded fund
The underlying company is not an affiliate of ours.  The underlying company or the underlying exchange-traded fund, as applicable, is not involved with any of the issuances of RevCons in any way.  The obligations represented by the RevCons are obligations of Morgan Stanley and not of the underlying company or exchange-traded fund.

Forms of securities
The RevCons will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the RevCons
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of RevCons” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the RevCons.  You should also read about some of the risks involved in an investment in the RevCons in the section of this product supplement called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as the RevCons may differ from that of investments in ordinary debt securities.  See the section of this product supplement called “Description of RevCons—United States Federal Taxation.”  You should consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the RevCons.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (800) 223-2440.

HYPOTHETICAL PAYMENTS ON THE REVCONS

The following examples illustrate the payment at maturity on the RevCons for both a range of hypothetical closing prices for the underlying shares on a hypothetical determination date, which is approximately one year from the issue date of the RevCons, and depending on whether a trigger event has occurred.

The hypothetical examples are based on the following hypothetical values:

•	Stated principal amount:	$1,000
•	Initial share price:	$100 (the closing price of one underlying share on the pricing date)
•	Exchange ratio:	10 (the $1,000 stated principal amount per RevCons divided by the hypothetical initial share price)
•	Trigger price:	$75 (75% of the initial share price)
•	Annual coupon:	9%

TABLE 1:  At maturity, unless the closing price of the underlying shares on the determination date is less than the initial share price AND a trigger event has occurred, your payment at maturity per RevCons will equal the stated principal amount of the RevCons in cash. This table represents the hypothetical payment at maturity and the total payment over the term of the RevCons (assuming a one-year term) on a $1,000 investment in the RevCons on the basis that a trigger event has not occurred.

Hypothetical closing price of underlying shares at determination date	Value of cash delivery amount at maturity per RevCons	Total quarterly coupon payments per RevCons	Value of total payment per RevCons
$76.00	$1,000	$90	$ 1,090
$80.00	$1,000	$90	$ 1,090
$90.00	$1,000	$90	$ 1,090
$100.00	$1,000	$90	$ 1,090
$120.00	$1,000	$90	$ 1,090
$140.00	$1,000	$90	$ 1,090
$160.00	$1,000	$90	$ 1,090

TABLE 2:  This table represents the hypothetical payment at maturity and the total payment over the term of the RevCons (assuming a one-year term) on a $1,000 investment in the RevCons if a trigger event has occurred.   In each of these examples, where the closing price of the underlying shares on the determination date is less than the initial share price, the payment at maturity would be made by delivery of the underlying shares or, at our option, the cash value of the underlying shares as of the determination date.  In each of these examples, where the closing price on the determination date is at or above the initial share price, the payment at maturity will equal the stated principal amount in cash.

Hypothetical closing price of underlying shares at determination date	Value of cash delivery amount at maturity per RevCons	Total quarterly coupon payments per RevCons	Value of total payment per RevCons
$0.00	$0	$90	$90
$25.00	$250	$90	$340
$50.00	$500	$90	$590
$75.00	$750	$90	$840
$91.00	$910	$90	$1,000
$100.00	$1,000	$90	$1,090
$125.00	$1,000	$90	$1,090
$150.00	$1,000	$90	$1,090

Because the price of the underlying shares may be subject to significant fluctuation over the term of the RevCons, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity.  The examples of the hypothetical payout calculations above are intended to illustrate how the amount payable to you at maturity will depend both on (a) the closing price of the underlying shares on the determination date AND (b) whether a trigger event has occurred.

RISK FACTORS

The RevCons are not secured debt and are riskier than ordinary debt securities.  Because the return to investors is linked to the performance of the common stock of the underlying company or shares of the underlying exchange-traded fund, as specified in the applicable pricing supplement, there is no guaranteed return of principal at maturity.  This section describes the most significant risks relating to the RevCons.  You should carefully consider whether the RevCons are suited to your particular circumstances before you decide to purchase them.

No guaranteed return of principal

The terms of the RevCons differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity.  Our payout to you at maturity per RevCons will either be (i) cash equal to the stated principal amount of each RevCons or (ii) if the closing price of the underlying shares on the determination date is less than the initial share price AND a trigger event has occurred, a number of the underlying shares or, at our option, the cash value of such shares as of the determination date.  If you receive underlying shares at maturity in exchange for the RevCons, or the cash value of those shares, the value of those shares or that cash will be less than the stated principal amount of the RevCons and could be zero.

A trigger event will occur:

•
if trading price trigger event is specified in the applicable pricing supplement, if the trading price of the underlying shares decreases to or below the specified trigger price at any time on any trading day from and including the pricing date to and including the determination date, or

•
if closing price trigger event is specified in the applicable pricing supplement, if the closing price of the underlying shares decreases to or below the specified trigger price on any trading day from and including the pricing date to and including the determination date.

For purposes of determining whether the closing price is less than the initial share price and whether a trigger event has occurred, the trading price and the closing price will  be adjusted by the exchange factor.

The RevCons are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the RevCons

Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the RevCons on interest payment dates and at maturity and therefore you are subject to the credit risk of Morgan Stanley.  The RevCons are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the RevCons, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the RevCons prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the RevCons.

You will not participate in any appreciation in the value of underlying shares

You will not participate in any appreciation in the price of the underlying shares over the term of the RevCons.  Your return on the RevCons will be limited to the coupon payable on the RevCons and the maximum you can receive at maturity is the stated principal amount of the RevCons.

The market price of the RevCons will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the RevCons in the secondary market and the price at which MS & Co. may be willing to purchase or sell the RevCons in the secondary market.  Although we expect that generally the price of the underlying shares on any day will affect the value of the RevCons more than any other single factor,.other factors that may influence the value of the RevCons include:

•
if trading price trigger event is specified in the applicable pricing supplement, whether the trading price of the underlying shares has decreased to or below the trigger price at any time on any trading day,

•	if closing price trigger event is specified in the applicable pricing supplement, whether the closing price of the underlying shares has decreased to or below the trigger price on any trading day,

•	the volatility (frequency and magnitude of changes in price) of the underlying shares,

•
the dividend rate on the common stock of the underlying company or the shares of the underlying exchange-traded fund, which will generally reflect the dividend rate on the stocks composing the index underlying the exchange-traded fund, which we refer to as the share underlying index, as applicable,

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock markets generally and that may affect the underlying shares,

•	interest and yield rates in the market,

•	the time remaining to the maturity of the RevCons,

•	the composition, and changes in the constituent stocks, of the exchange-traded fund or the share underlying index,

•	the occurrence of certain events affecting the underlying company or the underlying exchange-traded fund that may or may not require an adjustment to the exchange factor, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your RevCons prior to maturity.  For example, you may have to sell your RevCons at a substantial discount from the stated principal amount if the price of the underlying shares has declined below the initial share price, especially if a trigger event has occurred.

You cannot predict the future performance of underlying shares based on its historical performance.  The trading price or closing price of the underlying shares, as applicable, may decrease to or below the trigger price so that a trigger event occurs, and remain below the initial share price at maturity so that you will receive at maturity shares of underlying shares worth less than the stated principal amount of the RevCons.  We cannot guarantee that the trading price or closing price of the underlying shares, as applicable, will stay above the trigger price over the life of the RevCons or that the closing price on the determination date of the underlying shares will be at or above the initial share price so that you will receive at maturity an amount equal to the stated principal amount of the RevCons.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the RevCons at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the RevCons and the cost of hedging our obligations under the RevCons that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the RevCons or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the RevCons are accelerated, you may receive an amount worth substantially less than the stated principal amount of the RevCons

The maturity of the RevCons will be accelerated if there is a price event acceleration or an event of default acceleration.  The amount payable to you if the maturity of the RevCons is accelerated will differ depending on the reason for the acceleration and may be substantially less than the stated principal amount of the RevCons.  See “Description of RevCons—Price Event Acceleration” and “Description of RevCons—Alternate Exchange Calculation in Case of an Event of Default.”

You have no shareholder rights

Investing in the RevCons is not equivalent to investing in the common stock of the underlying company, in shares of the exchange-traded fund or in stocks composing the share underlying index.  As an investor in the RevCons, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to such shares.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying company or the underlying exchange-traded fund

MS & Co., as calculation agent, will adjust the exchange factor and, thus, the trading price or closing price, as applicable, used to determine whether or not the trigger price has been reached and, if applicable, the number of underlying shares deliverable at maturity for certain events affecting the underlying company or the underlying exchange-traded fund.  However, the calculation agent will not make an adjustment for every event that could affect the underlying company or exchange-traded fund.  For example, the calculation agent is not required to make any adjustments if the underlying company or anyone else makes a partial tender or partial exchange offer for the underlying stock.  If an event occurs that does not require the calculation agent to adjust the amount of underlying shares payable at maturity, the market price of the RevCons may be materially and adversely affected.

The RevCons may not be listed and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the RevCons will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the RevCons.  MS & Co. may, but is not obligated to, make a market in the RevCons.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the RevCons easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the RevCons, the price at which you may be able to trade your RevCons is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the RevCons, it is likely that there would be no secondary market for the RevCons.  Accordingly, you should be willing to hold your RevCons to maturity.

Morgan Stanley is not involved with the underlying company or the underlying exchange-traded fund

The underlying company is not an affiliate of ours.  The underlying company or the underlying exchange-traded fund, as applicable, is not involved with this offering in any way.  Consequently, we have no ability to control the actions of the underlying company or exchange-traded fund, including any actions of the type that would requirethe calculation agent to adjust the payout to you at maturity.  The underlying company or exchange-traded fund has no obligation to consider your interest as an investor in the RevCons in taking any actions that might affect the value of your RevCons.  None of the money you pay for the RevCons will go to the underlying company or exchange-traded fund.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the RevCons

As calculation agent, MS & Co. will determine whether the trading price or closing price of the underlying shares, as applicable, has decreased to or below the trigger level during the term of the RevCons, whether a market disruption event has occurred, the payment you will receive at maturity, including, if we elect to deliver cash in lieu of the underlying shares, the cash value thereof on the determination date, any adjustment to the exchange factor to reflect certain corporate and other events and the appropriate underlying security or securities which may be delivered at maturity following certain reorganization events.  Any of these determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange factor for any RevCons, may affect the amount payable to you at maturity.  See the section of this product supplement called “Description of RevCons —Antidilution Adjustments.”

Hedging and trading activity by our subsidiaries could potentially affect the value of the RevCons

One or more of our subsidiaries will carry out hedging activities related to the RevCons, including trading in the underlying shares as well as in other instruments related to the underlying shares.  MS & Co. and some of our other subsidiaries also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the price of the underlying shares and, accordingly, could potentially increase the initial equity price used to calculate the trigger price and, therefore, could potentially increase the trigger price relative to the price of the underlying shares absent such hedging or trading activity.  Additionally, such hedging or trading activities during the term of the RevCons could potentially affect whether the closing price of the underlying shares decreases to or below the trigger price and, therefore, whether or not you will receive the stated principal amount of the RevCons or the underlying shares (or the cash value thereof) worth less than the stated principal amount at maturity.  Furthermore, if the closing price of the underlying shares has decreased to or below the trigger price during the term of the RevCons and you receive the underlying shares at maturity, our trading activities prior to or at maturity could adversely affect the value of the underlying shares.

Morgan Stanley may engage in business with or involving the underlying company or exchange-traded fund without regard to your interests

We or our affiliates may presently or from time to time engage in business with the underlying company or exchange-traded fund without regard to your interests, including extending loans to, or making equity investments in, the underlying company or providing advisory services to the underlying company, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about the underlying company or exchange-traded fund.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying company or exchange-traded fund.  These research reports may or may not recommend that investors buy or hold common stock of the underlying company or shares of the underlying exchange-traded fund or stocks underlying the relevant exchange-traded fund.

The material U.S. federal income tax consequences of an investment in the RevCons are uncertain

There is no direct legal authority as to the proper tax treatment of the RevCons and therefore, significant aspects of the tax treatment of the RevCons are uncertain.  Under current law, we intend to treat a RevCons for all U.S. federal tax purposes as a unit consisting of (i) a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay to us, in exchange for the underlying shares (and cash in lieu of fractional shares) or, at our option, the cash value of such underlying shares as determined on the determination date, an amount equal to a deposit (as described below) and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the Put Right.  Please read the discussion under “United States Federal Taxation” in this product supplement concerning the U.S. federal income tax consequences of an investment in the RevCons.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the RevCons, the timing and character of income on the RevCons could differ significantly.  Please read carefully the section of this product supplement called “United States Federal Taxation.”

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the RevCons would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the RevCons, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the RevCons are the character and timing of income or loss (including whether the portion of the coupon payment treated as put premium might be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Non-U.S. Holders (as defined in the section of this product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders”) should note that we currently do not intend to withhold on any payments made with respect to the RevCons to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the RevCons to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

If you are a non-U.S. investor, please also read the section of this product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

You should consult your tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the RevCons, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Risks specific to RevCons linked to the common stock of an underlying company

The RevCons may become exchangeable into the common stock of a company other than the underlying company

Following certain corporate events relating to the underlying stock, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity cash or a number of shares of the common stock of a successor corporation to the underlying company based on the closing price of such successor’s common stock.  We describe the specific corporate events that can lead to these adjustments in the section of this product supplement called “Description of RevCons—Antidilution Adjustments—For RevCons linked to the common stock of an underlying company.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the RevCons.

Risks specific to RevCons linked to shares of an underlying exchange-traded fund

Adjustments to the underlying exchange-traded fund or the share underlying index could adversely affect the value of the RevCons

Pursuant to its investment strategy or otherwise, the investment adviser of the underlying exchange-traded fund may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the RevCons.

The index publisher of the share underlying index is responsible for calculating and maintaining the share underlying index.  The index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes.  Because the investment advisers to exchange-traded funds generally try to track the share underlying index, any changes in the composition of the share underlying index could adversely affect the value of the exchange-traded fund shares underlying the RevCons.  In addition, such index publisher may discontinue or suspend calculation or dissemination of the share underlying index.  Any of these actions could adversely affect the value of the RevCons.

The underlying shares and the share underlying index are different

The performance of the underlying shares may not exactly replicate the performance of the exchange-traded fund, because the exchange-traded fund relating to the underlying shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries represented in the share underlying index.

Risks specific to RevCons linked to shares of a foreign issuer

The value of the Revcons may be subject to currency exchange rate risk

As the underlying company may have its main operations in a foreign country and/or derive its revenues in foreign currency, fluctuations in the exchange rate between such foreign currency and the U.S. dollar may affect the market price of the underlying shares, which may consequently affect the market value of the RevCons.  The exchange rate between this foreign currency and the U.S. dollar may be managed by the foreign government based on public or undisclosed factors.  The monetary authority in the foreign country may set the spot rate of the foreign currency, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the exchange rate between this foreign currency and the U.S. dollar.  In the future, the foreign government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of the foreign currency in ways that may be adverse to your interests.  The exchange rate is also influenced by political or economic developments in that foreign country, the United States or elsewhere and by macroeconomic factors and speculative actions.  To the extent that management of this foreign currency by the foreign monetary authority has resulted in and currently results in trading levels that do not fully reflect market forces, any further changes in the foreign government’s management of such foreign currency could result in significant movement in the value of the foreign currency.  Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in such foreign country and the United States, including economic and political developments in other countries.  The value of the underlying shares and thus the value of the RevCons as well as the payment at maturity may be affected by the actions of this foreign government, by currency fluctuations in response to other market forces and by the movement of currencies across borders.

DESCRIPTION OF REVCONS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for one or more issuances of RevCons, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this product supplement to a RevCons shall refer to the stated principal amount specified as the denomination for that issuance of RevCons in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of the RevCons

We will issue the RevCons as part of our Series F medium-term notes under the Senior Debt Indenture.  Our senior Series F global medium-term notes, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under that indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional RevCons with the same terms as previous issuances of RevCons, so that the additional RevCons will be considered as part of the same issuance as the earlier RevCons.

Ranking. Securities issued under the Senior Debt Indenture will rank on par with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of one or more issuances of our RevCons to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per RevCons;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the rate per year at which the RevCons will pay a coupon, if any, or the method of calculating that rate and the dates on which the coupon will be payable;

•	the underlying shares;

•	the underlying company or the underlying exchange-traded fund;

•	the share underlying index, which is the index tracked by the relevant exchange-traded fund;

•	the initial share price;

•	whether the trigger event will be a trading price trigger event or a closing price trigger event;

•	the exchange ratio;

•	the trigger level;

•	the trigger price;

•	the determination date;

•	the stock exchange, if any, on which the RevCons may be listed;

•
if any RevCons are not denominated and payable in U.S. dollars, the currency or currencies in which the principal and coupon, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•
if the RevCons are in book-entry form, whether the RevCons will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the RevCons.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“acceleration trigger price” means $2.00, unless otherwise specified in the applicable pricing supplement.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“closing price” for one share of the underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

•
if such underlying shares (or any such other security) are listed on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such underlying shares (or any such other security) are listed,

•	if such underlying shares (or any such other security) are a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or

•
if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to such underlying shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. LLC (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto.

This definition of “closing price” is subject to the provisions under “—Discontinuance of the Underlying Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation.”

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“determination date” will be the date specified as such in the applicable pricing supplement, provided that if such date is not a trading day or if a market disruption event occurs on such date, the determination date will be the immediately succeeding trading day on which no market disruption event occurs.  The determination date will not, however, be a date later than the fifth scheduled trading day after the scheduled determination date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the closing price on the determination date as the mean, as determined by the Calculation Agent, of the bid prices for the underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third-party dealers, the closing price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

“exchange factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain events affecting the underlying shares through and including the determination date.  See “Antidilution Adjustments” below.

“exchange ratio” will be equal to the issue price per RevCons divided by the initial share price and will be determined on the pricing date.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“initial share price” means the closing price of the underlying shares on the pricing date.

“interest payment date” for any RevCons means any date specified in the applicable pricing supplement for that RevCons for the regularly scheduled payment of the coupon.  If the scheduled maturity date is postponed due to a market disruption event or otherwise, we will pay the coupon on the maturity date as postponed rather than on the scheduled maturity date, but no coupon will accrue on the RevCons or on such payment during the period from or after the scheduled maturity date.

“intraday price” for one share of the underlying shares (or one unit of any other security for which an intraday price must be determined) at any time during any trading day (including at the close) means:

•
if the underlying shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act on which the underlying shares (or any such other security) is listed,

•
if the underlying shares (or any such other security) are a security of the NASDAQ, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by the NASDAQ, or

•
if the underlying shares (or any such other security) are not listed on any national securities exchange but is included in the OTC Bulletin Board, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

This definition of “intraday price” is subject to the provisions under “—Discontinuance of the Underlying Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation.”

“issue price” means the amount per RevCons specified as such in the applicable pricing supplement and will equal the stated principal amount of each RevCons, unless otherwise specified.

“market disruption event” means, with respect to the underlying shares, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(a) in the case of RevCons linked to the common stock or American depositary shares of an underlying company:

(i)   the occurrence or existence of a suspension, absence or material limitation of trading of the underlying shares or the ordinary shares represented by such underlying shares on the primary market for the underlying shares or the ordinary shares represented by such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying shares or the ordinary shares represented by such underlying shares as a result of which the reported trading prices for the underlying shares or the ordinary shares represented by such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares or the ordinary shares represented by such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; and

(ii)  a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the RevCons; and

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying shares or the ordinary shares represented by such underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying shares or the ordinary shares represented by such underlying shares and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying shares or the ordinary shares represented by such underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(b) in the case of RevCons linked to an exchange-traded fund:

(i)   the occurrence or existence of a suspension, absence or material limitation of trading of the underlying shares on the relevant exchange for the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the relevant exchange for the underlying shares as a result of which the reported trading prices for the underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii)  the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or

(iii)  the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv)  a determination by the Calculation Agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the RevCons.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the share underlying index or the underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in the underlying shares, see “––Discontinuance of the Underlying Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below.

The “maturity date” is specified in the applicable pricing supplement and is subject to acceleration as described below in “—Price Event Acceleration” and “—Alternate Exchange Calculation in Case of an Event of Default” and subject to extension if the determination date is postponed in accordance with the following paragraph.

If the determination date is postponed due to a market disruption event or otherwise, the maturity date will be postponed so that the maturity date will be the second business day following the determination date.

“maturity price” means the product of (i) the closing price of one share of the underlying shares and (ii) the exchange factor, each as determined by the Calculation Agent on the determination date.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of RevCons will be issued.

“pricing date” means the day when we price an issuance of the RevCons for initial sale to the public.

“record date” for each interest payment date, including the interest payment date scheduled to occur on the maturity date, means the date 5 calendar days prior to such scheduled interest payment date, whether or not that date is a business day.

“relevant exchange” means, with respect to any issuance of RevCons linked to an exchange-traded fund, the primary exchange or market of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share underlying index” means, with respect to any issuance of RevCons linked to an exchange-traded fund, the index which the relevant exchange-traded fund seeks to track generally.

“stated principal amount” means the principal amount of each RevCons.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), the NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange, in the over-the-counter market for equity securities in the United States and, if the principal trading market for the common stock or ordinary shares of the underlying company is outside the United States, in such principal trading market.

“trading price” means the product of (i) the intraday price of one share of the underlying shares and (ii) the exchange factor, each as determined by the Calculation Agent at any time on any trading day.

“trigger level” means the percentage specified in the applicable pricing supplement for a particular RevCons.

“trigger price” means the product of the trigger level and the initial share price, and will be determined by the Calculation Agent on the pricing date.

“underlying company” means the company that is specified in the applicable pricing supplement, whose shares underlie the particular issuance of RevCons.

“underlying exchange-traded fund” means the exchange-traded fund that is specified in the applicable pricing supplement, whose shares underlie the particular issuance of RevCons.

“underlying index publisher” means, with respect to any issuance of RevCons linked to an exchange-traded fund, the publisher of any share underlying index.

“underlying shares” means shares of common stock of an underlying company, American depositary shares representing the ordinary shares of an underlying company, or shares of an underlying exchange-traded fund specified in the applicable pricing supplement for a particular RevCons.

References in this product supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

Other features of the RevCons are described in the following paragraphs.

Payment at Maturity

Unless the maturity of the RevCons has been accelerated, on the maturity date, upon delivery of the RevCons to the Trustee, we will deliver to you for each stated principal amount of the RevCons either:

•	an amount in cash equal to the stated principal amount per RevCons, or

•
if the maturity price on the determination date is less than the initial share price AND a trigger event has occurred, either (i) a number of underlying shares equal to the product of the exchange ratio and the exchange factor, determined as of the determination date, or (ii) at our sole option, the cash value of such shares of underlying shares as of the determination date.  See “exchange ratio” above.  The exchange factor is subject to adjustment upon the occurrence of certain extraordinary dividends and corporate events relating to the underlying shares.  See “exchange factor” above and “—Antidilution Adjustments” below.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, on or prior to 10:30 a.m. (New York City time) on the business day immediately prior to the maturity date of the RevCons, of our election, if applicable, to deliver the cash value of underlying shares in lieu of the actual shares, of the amount of underlying shares or cash, as applicable, to be delivered with respect to the stated principal amount of each RevCons and (ii) deliver such underlying shares or cash (and cash in respect of coupon and any fractional shares), if applicable, to the Trustee for delivery to the holders on the maturity date.  If specified in the applicable pricing supplement, an issuance of RevCons may be cash settled only.  The Calculation Agent shall determine the exchange factor applicable at the maturity of the RevCons.

If the maturity of the RevCons is accelerated because of a price event acceleration (as described under “—Price Event Acceleration” below) or because of an event of default acceleration (as defined under “—Alternate Exchange Calculation in Case of an Event of Default” below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an event of default acceleration, two trading days after the date of acceleration and (ii) in the case of a price event acceleration, 10:30 a.m. (New York City time) on the business day immediately prior to the date of acceleration.

Trigger Event

A trigger event will occur if:

(a) “trading price trigger event” is specified in the applicable supplement for a particular RevCons, if the trading price of the underlying shares decreases to or below the trigger price at any time on any trading day from and including the pricing date to and including the determination date; or

(b) “closing price trigger event” is specified in the applicable supplement for a particular RevCons, if the  product of the closing price of the underlying shares and the then current exchange factor, as determined by the Calculation Agent on any trading day, decreases to or below the trigger price on any trading day from and including the pricing date to and including the determination date.

Price Event Acceleration

If on any two consecutive trading days during the period prior to and ending on the third business day immediately preceding the maturity date, the product of the closing price of one share of the underlying shares and the exchange factor is less than the acceleration trigger price, the maturity date of the RevCons will be deemed to be accelerated to the third business day immediately following such second trading day. In the case of RevCons linked to American depositary shares of an underlying company, if on any day the underlying shares are not listed on a United States national securities exchange and have not been replaced by ordinary shares of the underlying company listed on a United States national securities exchange, the maturity date of the RevCons will be deemed to be accelerated to the third business day following such date (such date or such second trading day referred to in the previous sentence, the “date of acceleration”).  See the definition of “exchange ratio” above.  Upon such acceleration, with respect to the stated principal amount of each RevCons, we will deliver to DTC, as holder of the RevCons, on the date of acceleration:

•
a number of shares of underlying shares equal to the product of the exchange ratio and the exchange factor, as of such date of acceleration, or at our sole option, the cash value of the underlying shares as of such date of acceleration; and

•
accrued but unpaid coupon to but excluding the date of acceleration plus an amount of cash, as determined by the Calculation Agent, equal to the sum of the present values of the remaining scheduled payments of coupon on the RevCons (excluding any portion of such payments of coupon accrued to the date of acceleration) discounted to the date of acceleration based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment.

We expect such shares (if any) and cash will be distributed to investors on the date of acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Investors will not be entitled to receive the return of the stated principal amount of each RevCons upon a price event acceleration.

No Fractional Shares

Following the delivery of the RevCons to the Trustee at maturity, if our payment is to be made in shares of underlying shares, we will deliver the aggregate number of shares of underlying shares due with respect to all of such RevCons, as described above, but we will pay cash in lieu of delivering any fractional share of underlying shares in an amount equal to the corresponding fractional closing price of such fraction of a share of underlying shares as determined by the Calculation Agent as of the second scheduled trading day prior to the maturity of the RevCons.

Antidilution Adjustments

For RevCons linked to the common stock or American depositary shares of an underlying company

The exchange factor will be adjusted as follows:

1.      If the underlying shares (or any ordinary shares represented by such underlying shares (the “underlying ordinary shares”)) are subject to a stock split or reverse stock split, then once such split has become effective, the exchange factor will be adjusted to equal the product of the prior exchange factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying shares or the underlying ordinary shares; provided, however, that, with respect to the underlying shares that are American depositary shares, if (and to the extent that) the underlying company or the depositary for such underlying shares has adjusted the number of underlying ordinary shares represented by each underlying share so that the price of the underlying shares would not be affected by such stock split or reverse stock split, no adjustment will be made to the exchange factor.

2.      If the underlying shares (or the underlying ordinary shares) are subject (i) to a stock dividend (issuance of additional underlying shares or underlying ordinary shares) that is given ratably to all holders of underlying shares or underlying ordinary shares or (ii) to a distribution of the underlying shares or underlying ordinary shares as a result of the triggering of any provision of the corporate charter of the underlying company, then once the dividend has become effective and the underlying shares are trading ex-dividend, the exchange factor will be adjusted so that the new exchange factor shall equal the prior exchange factor plus the product of (i) the number of shares issued with respect to one share of the underlying shares and (ii) the prior exchange factor; provided, however, that, with respect to the underlying shares that are American depositary shares, if (and to the extent that) the underlying company or the depositary for such underlying shares has adjusted the number of underlying ordinary shares represented by each underlying share so that the price of the underlying shares would not be affected by such stock dividend or stock distribution, no adjustment will be made to the exchange factor.

3.      If the underlying company issues rights or warrants to all holders of the underlying shares (or the underlying ordinary shares) to subscribe for or purchase the underlying shares (or the underlying ordinary shares) at an exercise price per share less than the closing price of the underlying shares (or the underlying ordinary shares) on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the RevCons, then the exchange factor will be (x) in the case of the underlying shares that are shares of the common stock, adjusted to equal the product of the prior exchange factor and a fraction, the numerator of which shall be the number of underlying shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional underlying shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of underlying shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional underlying shares which the aggregate offering price of the total number of underlying shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price and (y) in the case of the underlying shares that are American depositary shares, proportionally adjusted; provided, however, that, if (and to the extent that) the underlying company or the depositary for such underlying shares has adjusted the number of underlying ordinary shares represented by each underlying share so that the price of the underlying shares would not be affected by such rights or warrants, no adjustment will be made to the exchange factor.

4.      There will be no adjustments to the exchange factor to reflect cash dividends or other distributions paid with respect to the underlying shares (or the underlying ordinary shares) other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below.  For underlying shares that are American depositary shares, cash dividends or other distributions paid on the underlying ordinary shares shall not be considered Extraordinary Dividends unless the net amount of such cash dividends or other distributions, when passed through to the holder of such underlying shares, would constitute Extraordinary Dividends as described below.  A cash dividend or other distribution with respect to the underlying shares will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying shares by an amount equal to at least 10% of the closing price of the underlying shares (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying shares on the primary U.S. organized securities exchange or trading system on which the underlying shares are traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend.  If an Extraordinary Dividend occurs with respect to the underlying shares, the exchange factor with respect to the underlying shares will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new exchange factor will equal the product of (i) the then current exchange factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.  The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying shares will equal

(i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying shares or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend.  To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive.  A distribution on the underlying shares described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the exchange factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5.      If (i) there occurs any reclassification or change of the underlying shares (or the underlying ordinary shares), including, without limitation, as a result of the issuance of any tracking stock by the underlying company, (ii) the underlying company or any surviving entity or subsequent surviving entity of the underlying company (an “underlying company Successor”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying company or any underlying company Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying company is liquidated, (v) the underlying company issues to all of its shareholders equity securities of an issuer other than the underlying company (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spin-off Event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding underlying shares (or the underlying ordinary shares) (any such event in clauses (i) through (vi), a “Reorganization Event”), the method of determining the amount payable upon exchange at maturity for each RevCons will be adjusted to provide that investors will be entitled to receive at maturity, in respect of the stated principal amount of each RevCons either:

•	an amount of cash equal to the stated principal amount of each RevCons, or

•
if (x) a trigger event has occurred (assessed as if the effective date of the Reorganization Event were the determination date), or (y) the Exchange Property Value (as defined below) at any time (or if closing price trigger event is specified in the applicable pricing supplement, at the time the closing price of the underlying shares would otherwise be published or reported) on any trading day from and including the effective date of the Reorganization Event to and including the determination date has decreased to or below the trigger price, and the Exchange Property Value (as defined below) on the determination date is less than the initial share price, securities, cash or any other assets distributed to holders of the underlying shares in or as a result of any such Reorganization Event, including (A) in the case of the issuance of tracking stock, the reclassified share of the underlying shares, (B) in the case of a Spin-off Event, the share of the underlying shares with respect to which the spun-off security was issued, and (C) in the case of any other Reorganization Event where the underlying shares continues to be held by the holders receiving such distribution, the underlying shares (collectively, the “Exchange Property”), in an amount equal to the amount of Exchange Property delivered with respect to a number of underlying shares equal to the exchange ratio times the exchange factor each determined at the time of the Reorganization Event, or, at our sole option, the cash value of such Exchange Property as of the determination date.

If Exchange Property consists of more than one type of property and we elect to deliver Exchange Property, rather than the cash value thereof, we will deliver to DTC, as holder of the RevCons, at maturity a pro rata share of each such type of Exchange Property.  We expect that such Exchange Property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  If Exchange Property includes a cash component, investors will not receive any interest accrued on such cash component.  In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the Exchange Property Value has decreased to or below the trigger price at any time (or if closing price trigger event is specified in the applicable pricing supplement, at the time the closing price of the underlying shares would otherwise be published or reported) on any trading day from and including the time of the Reorganization Event to and including the determination date and whether or not the Exchange Property Value is less than the initial share price, “Exchange Property Value” means (i) for any cash received in any Reorganization Event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying shares, as adjusted by the exchange factor at the time of such Reorganization Event, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such

Exchange Property received for one share of the underlying shares, as adjusted by the exchange factor at the time of such Reorganization Event and (iii) for any security received in any such Reorganization Event, an amount equal to the intraday price, as of the time at which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying shares, as adjusted by the exchange factor at the time of such Reorganization Event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraph 5 above, (i) references to “the underlying shares” under “—No Fractional Shares,” “—General Terms of the RevCons—Some Definitions,” “—Price Event Acceleration” and “—Alternate Exchange Calculation in Case of an Event of Default” shall be deemed to also refer to any other security received by holders of the underlying shares in any such Reorganization Event, and (ii) all other references in this product supplement to “the underlying shares” shall be deemed to refer to the Exchange Property into which the RevCons are thereafter exchangeable and references to a “share” or “shares” of the underlying shares shall be deemed to refer to the applicable unit or units of such Exchange Property, unless the context otherwise requires.

In the event that underlying shares that are American depositary shares are no longer listed on a primary U.S. securities exchange and the underlying ordinary shares are listed on a primary U.S. securities exchange, the Calculation Agent in its sole discretion will adjust the exchange factor for such underlying shares such that the product of the last reported sale price of such underlying shares and the exchange factor at the last time such underlying shares were listed equals the product of the last reported sale price of the related underlying ordinary shares and such adjusted exchange factor at such time and the related underlying ordinary shares will take the place of the underlying shares.

With respect to the underlying shares that are American depositary shares, in the event that the underlying company or the depositary for the underlying shares elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the underlying ordinary shares that are represented by each underlying share, the exchange factor on any trading day after the change becomes effective will be proportionally adjusted.  In addition, if any event requiring an adjustment to be made to the exchange factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the underlying shares than with respect to the underlying ordinary shares, the Calculation Agent will adjust the exchange factor based solely on the effect of such event on the underlying shares.

No adjustment to the exchange factor will be required unless such adjustment would require a change of at least 0.1% in the exchange factor then in effect.  The exchange factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the exchange factor will be made up to the close of business on the determination date.

No adjustments to the exchange factor or method of calculating the exchange factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the intraday price or closing price of the underlying shares, including, without limitation, a partial tender or exchange offer for the underlying shares or the underlying ordinary shares.  However, the Calculation Agent may, in its sole discretion, make additional changes to the exchange factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the underlying shares that are American depositary shares (and/or other exchange property), but only to reflect such changes, and not with the aim of changing relative investment risk.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the exchange factor or method of calculating the exchange factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the exchange factor or to the method of calculating the amount payable at maturity of the RevCons made pursuant to paragraph 5 above upon written request by any investor in the RevCons.

For RevCons linked to an exchange-traded fund

If the underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the exchange factor will be adjusted to equal the product of the prior exchange factor and the number of shares issued in such stock split or reverse stock split with respect to one underlying share.

No adjustment to the exchange factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the exchange factor then in effect.  The exchange factor so adjusted will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.

Discontinuance of the Underlying Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the exchange-traded fund relating to the underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the underlying shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the intraday price and the closing price, as applicable, following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) (a) the value of the share underlying index (or any successor index, as described below) at such time on such trading day, in the case of the intraday price, or (b) the closing value of the share underlying index (or any successor index, as described below) on such trading day, in the case of the closing price, (in each case, taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the closing price of the underlying share and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price of the underlying share was available.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent intraday price at any time on any trading day, or closing price on any trading day, following a discontinuance or liquidation event will be determined by reference to (a) the published value of such successor index at such time on such trading day, in the case of the intraday price, or (b) the published value of such successor index at the regular weekday close of trading on such trading day, in the case of the closing price.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the RevCons linked to underlying shares, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such RevCons, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event,  the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the determination date, the date of acceleration or any day on which the share price or the share closing price is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the closing price for any such date. The closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Following any such determination that no successor index is available, the Calculation Agent will not compute the share price on any trading day where intraday monitoring would otherwise have applied, and will instead rely on the closing price as computed by the Calculation Agent for the purpose of determining whether a trigger event has occurred. Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the RevCons linked to underlying shares.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default with respect to the RevCons shall have occurred and be continuing, the amount declared due and payable per RevCons upon any acceleration of the RevCons (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to either (i) the stated principal amount of each RevCons plus accrued but unpaid coupon to but excluding the date of acceleration or (ii) if a trigger event has occurred on or prior to the date of acceleration AND the maturity price of the underlying shares (calculated as if the date of acceleration were the determination date) is less than the initial share price, (x) the cash value, as determined based on the closing price of the underlying shares on the date of such acceleration, of a number of underlying shares at the exchange ratio multiplied by the exchange factor as of the date of acceleration and (y) accrued but unpaid coupon to but excluding the date of acceleration.

Trustee

The “Trustee” for each offering of RevCons issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each RevCons, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the RevCons to the Trustee for delivery to the Depositary, as holder of the RevCons, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.  See “—Forms of Securities—Book-Entry Securities” or “—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “Agent” for each underwritten offering of RevCons will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the RevCons will be MS & Co.  As Calculation Agent, MS & Co. will determine the initial share price, the closing price at maturity, whether a trigger event has occurred, whether the maturity price of the underlying shares is less than the initial share price, the appropriate payment at maturity, the amount payable per RevCons in the event of a price event acceleration or an event of default acceleration, and any adjustment to the exchange factor for certain extraordinary dividends or corporate events affecting underlying shares that we describe in the section called “—Antidilution Adjustments” above.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the exchange ratio and the exchange factor will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts paid with respect to the aggregate number of RevCons related to coupon payments or the payment at maturity will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the RevCons, including with respect to certain determinations and judgments that the Calculation Agent must make.  See “—Discontinuance of the Underlying Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” —Antidilution Adjustments,” and the definition of market disruption event under “Description of RevCons—General Terms of the RevCons—Some Definitions”.  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the RevCons to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the RevCons prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, the RevCons are issued as part of our Series F medium-term note program.  We will issue RevCons only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own RevCons registered in their own names on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in RevCons registered in street name or in RevCons issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For RevCons in book-entry form, we will issue one or more global certificates representing the entire issue of RevCons.  Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the RevCons.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its  broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue RevCons in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the RevCons.  The person named in the security register will be considered the owner of the RevCons for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of RevCons to vote on a proposed amendment to such RevCons, the person named in the security register will be asked to cast any vote regarding that issuance of RevCons.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your RevCons in our records and will be entitled to cast the vote regarding your RevCons.  You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern.  The RevCons will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called  “Description of Debt Securities” in the prospectus, where we describe generally how principal and coupon payments on the RevCons are made, how exchanges and transfers of the RevCons are effected and how fixed rate coupons on the RevCons are calculated.  For purposes of this product supplement for RevCons, the description of fixed rate interest payments in the section called “Description of Debt Securities” in the prospectus shall be deemed to apply to the payment of coupons with respect to the RevCons.

UNDERLYING COMPANY OR UNDERLYING EXCHANGE-TRADED FUND – PUBLIC INFORMATION

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission.  In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the Commission pursuant to the Exchange Act and the Investment Company Act of 1940.  Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission.  The address of the Commission’s website is www.sec.gov.  Information provided to or filed with the Commission by the underlying company or exchange-traded fund can be located by reference to the Commission file number provided in the applicable pricing supplement.  In addition, information regarding the underlying company or exchange-traded fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This product supplement relates only to the RevCons offered hereby and does not relate to the common stock of the underlying company or other securities of such company or shares of the underlying exchange-traded fund.  In connection with any issuance of RevCons under this product supplement, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying company or exchange-traded fund.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying company or exchange-traded fund is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of such common stock or shares of such exchange-traded fund at the time we price the RevCons) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying company or exchange-traded fund could affect the value received at maturity with respect to the RevCons and therefore the prices of the RevCons.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying company or exchange-traded fund.

We and/or our affiliates may presently or from time to time engage in business with the underlying company or exchange-traded fund, including extending loans to, or making equity investments in the underlying company or providing advisory services to the underlying company, such as merger and acquisition advisory services.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying company or exchange-traded fund, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying company or exchange-traded fund, and the reports may or may not recommend that investors buy or hold common stock of the underlying company or shares of the underlying exchange-traded fund or stocks underlying the relevant exchange-traded fund.  The statements in the preceding two sentences are not intended to affect the rights of investors in the RevCons under the securities laws.  As a prospective purchaser of RevCons, you should undertake an independent investigation of the underlying company or exchange-traded fund as in your judgment is appropriate to make an informed decision with respect to an investment in such company or exchange-traded fund.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the RevCons will be used for general corporate purposes and, in part, in connection with hedging our obligations under the RevCons through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the RevCons includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the RevCons and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the RevCons by taking positions in the underlying shares, in futures or options contracts on the underlying shares listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity on or prior to the pricing date could increase the price of the underlying shares, and, accordingly, potentially increase the initial share price and the trigger price of the RevCons, and therefore, the price at which the underlying shares must trade or close over the term of the RevCons, and on the determination date, before you would receive for each RevCons a payment at maturity that exceeds the stated principal amount of the RevCons.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the RevCons, including on the determination date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the price of the underlying shares and, therefore, adversely affect the value of the RevCons or the payment you will receive at maturity, if any.

SECURITIES OFFERED ON A GLOBAL BASIS

If we offer the RevCons on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to RevCons offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the RevCons.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the RevCons are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the RevCons are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the RevCons.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction

(the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the RevCons.

Because we may be considered a party in interest with respect to many Plans, the RevCons may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the RevCons will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such RevCons on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the RevCons on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

In addition to considering the consequences of holding the RevCons, Plans or entities deemed to be investing assets of a Plan (or other governmental, non-U.S. or church plans subject to similar regulations, as described above) purchasing the RevCons should also consider the possible implications of owning the underlying shares upon exchange of the RevCons at maturity.  Each purchaser and holder of the RevCons has exclusive responsibility for ensuring that its purchase, holding and disposition of the RevCons do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any RevCons to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the RevCons.  This discussion applies only to initial investors in the RevCons who:

•
purchase the RevCons at their “issue price,” which will equal the first price at which a substantial amount of the RevCons is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the RevCons as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussions in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a RevCon is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities, commodities or foreign currencies;
•	investors holding the RevCons as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;

•	real estate investment trusts;
•	tax exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively;
•	persons subject to the alternative minimum tax;

As the law applicable to the U.S. federal income taxation of instruments such as the RevCons is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.  In addition, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of Underlying Shares (as defined below) should an investor receive Underlying Shares at maturity or upon acceleration of the RevCons.  Investors should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of Underlying Shares and consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership or disposition of the Underlying Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein. Persons considering the purchase of the RevCons should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific RevCons offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a RevCons, under current law, for all U.S. federal income tax purposes as a unit consisting of the following:

(i)
a put right (the “Put Right”) written by the investor to us that, if exercised, requires the investor to pay us an amount equal to the Deposit (as defined below) in exchange for shares of stock of the underlying company or the exchange-traded fund (the “Underlying Shares”) (and cash in lieu of any fractional shares), or, at our option, the cash value of such Underlying Shares as determined on the determination date (or, if applicable, the date of acceleration); and

(ii)
a deposit with us of a fixed amount of cash, equal to the issue price, to secure the investor’s obligation to purchase the Underlying Shares (the “Deposit”), which Deposit pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

The Put Right will be deemed to have been exercised only if the maturity price of an Underlying Share as of the determination date (or, if applicable, the date of acceleration) is less than the initial share price and a trigger event has occurred.  Assuming the characterization of the RevCons as set forth above is respected, a portion of the coupon on the RevCons will be treated as Yield on the Deposit and the remainder will be attributable to the premium on the Put Right (the “Put Premium”).  The Yield on the Deposit will be determined as of the pricing date and set forth in the applicable pricing supplement.

Unless otherwise indicated in the applicable pricing supplement, we will allocate 100% of the issue price of the RevCons to the Deposit and none to the Put Right.  Our allocation of the issue price between the Put Right and the Deposit will be binding on investors in the RevCons, unless an investor timely and explicitly discloses to the Internal Revenue Service (the “IRS”) that its allocation is different from ours.  The treatment of the RevCons described above and our allocation are not, however, binding on the IRS or the courts.  No statutory, judicial or administrative authority directly addresses the treatment of the RevCons or instruments similar to the RevCons for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the RevCons.  Significant aspects of the U.S. federal income tax consequences of an investment in the RevCons are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein.  Accordingly, you should consult your tax advisers regarding the U.S. federal income tax consequences of an investment in the RevCons (including alternative treatments of the RevCons) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a RevCons that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the RevCons

Unless otherwise provided in the applicable pricing supplement and assuming the treatment of the RevCons and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

RevCons with a Term Equal to or Less Than One Year.  The following discussion describes certain U.S. federal income tax consequences of ownership and disposition of a RevCons if the term of the RevCons is equal to or less than one year (taking into account the last possible date that the RevCons could be outstanding under its terms).

Coupon Payments on the RevCons.  Under the characterization described above under “ ─ General,” only a portion of the coupon payments on the RevCons will be attributable to the Yield on the Deposit.

The Deposit will be treated as a “short-term obligation” for U.S. federal income tax purposes.  Accordingly, to the extent attributable to the Yield on the Deposit, coupon payments on the RevCons will generally be taxable to a U.S. Holder as ordinary interest income, as set forth herein.  A U.S. Holder who is a cash-method taxpayer will not be required to include the Yield on the Deposit currently in income for U.S. federal income tax purposes prior to its receipt of such yield unless the holder elects to do so.  A U.S. Holder who is a cash-method taxpayer and does not make such election should include the Yield on the Deposit as income upon receipt.  An accrual-method taxpayer will be required to include the Yield on the Deposit in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the Yield on the Deposit according to a constant yield method based on daily compounding.

Additionally, cash-method holders who do not elect to accrue the Yield on the Deposit will be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the RevCons until the Yield on the Deposit is included in income.  Cash-method holders will not be required to defer an amount in excess of the Yield on the Deposit they would have taken into income had they made the election.

The remainder of the coupon payments will represent payments attributable to the investor’s sale of the Put Right (the “Put Premium”).  The Put Premium will generally not be taxable to a U.S. Holder upon receipt, and will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Put Right will be zero, and the U.S. Holder’s tax basis in the Deposit will be 100% of the issue price.

Expiration of the Put Right

Receipt of Stated Principal Amount in Cash upon Settlement or Early Redemption of the RevCons.  If a U.S. Holder receives the stated principal amount of a RevCons in cash (excluding cash attributable to coupon payments on the RevCons, which will be taxed as described under “—RevCons with a Term Equal to or Less Than One Year—Coupon Payments on the RevCons”), the Put Right will be deemed to have expired unexercised.  In such case, a U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the RevCons (including the Put Premium received at maturity) as short-term capital gain.

Exercise of the Put Right

(i) Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the RevCons, which will be taxed as described under “—RevCons with a Term Equal to or Less Than One Year—Coupon Payments on the RevCons”) that is less than the stated principal amount of the RevCons (the difference is referred in this section as the “Deficit”), the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to pay the Deficit to us upon settlement of the Put Right.  In such case, a U.S. Holder will recognize short-term capital gain or loss with respect to the Put Right in an amount equal to the difference between (i) the total Put Premium received by the holder over the term of the RevCons (including the Put Premium received at maturity) and (ii) the Deficit.

(ii) Receipt of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives Underlying Shares (and cash in lieu of any fractional shares), the Put Right will be deemed to have been exercised.  In such case, the U.S. Holder will not recognize any gain in respect of the Deposit.  In addition, such U.S. Holder will not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity) and will not recognize any gain or loss with respect to any Underlying Shares received.  The U.S. Holder will have an aggregate tax basis in the Underlying Shares received (including any fractional shares) equal to the Deposit less the total Put Premium received over the term of the RevCons.  A U.S. Holder’s holding period for any Underlying Shares received will start on the day after receipt.  With respect to any cash received in lieu of fractional shares, a U.S. Holder will recognize short-term capital gain or loss with respect to the Put Right in an amount equal to the difference between the amount of cash received in lieu of fractional shares and the pro rata portion of the U.S. Holder’s aggregate adjusted tax basis in Underlying Shares that is allocable to such fractional shares.

Sale or Exchange of the RevCons Prior to Maturity.  Upon a sale or exchange of a RevCons prior to its maturity, a U.S. Holder will generally recognize gain or loss with respect to the Deposit and such U.S. Holder’s rights and obligations under the Put Right.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a RevCons between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  Such gain will be treated as ordinary interest income to the extent of the amount of any accrued but unpaid Yield on the Deposit, and any remaining gain will be treated as short-term capital gain.  Loss on the Deposit will be treated as short-term capital loss.  The amount realized that is attributable to the Put Right, together with the total Put Premium received over the term of the RevCons, will be treated as short-term capital gain.

If the value of the Deposit on the date of sale or exchange exceeds the amount realized on the sale or exchange of the RevCons, a U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the RevCons equal to the amount of the excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such case, the U.S. Holder will recognize gain or loss in respect of the Put Right, as set forth in the previous paragraph, in an amount equal to the total Put Premium received over the term of the RevCons, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Price Event Acceleration.  Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Deposit plus the present value of the portion of the remaining scheduled payments on the RevCons (from and including the date of acceleration) that is attributable to the Yield on the Deposit, (ii) the payment by us of the remaining Put Premium equal to the present value of the portion of the remaining scheduled payments on the RevCons (from and including the date of acceleration) that is attributable to the Put Premium, and (iii) the exercise of the Put Right, followed by settlement through the delivery by the U.S. Holder to us of the Deposit in exchange for Underlying Shares, or, if we so elect, the cash value of the Underlying Shares.  We will also pay cash representing unpaid coupon payments on the RevCons that accrued up to but excluding the date of acceleration.

Any cash received with respect to accrued coupon payments on the RevCons will be taxed as described under “—RevCons with a Term Equal to or Less Than One Year—Coupon Payments on the RevCons.”

Assuming the characterization of the Price Event Acceleration described above, any amount received attributable to the unaccrued Put Premium will be treated as Put Premium received under the Put Right.  A U.S. Holder will, with respect to the amount paid by us to repay the Deposit, generally recognize short-term capital gain equal to the difference between such amount and the U.S. Holder’s adjusted tax basis in the Deposit and ordinary income to the extent of the accrued Yield on the Deposit.  In the case of an initial investor, such difference would be equal to the present value of the portion of the remaining scheduled payments on the RevCons attributable to the unaccrued Yield on the Deposit.  In general, other than gain recognized on the Deposit as described in the previous sentences, the tax treatment of our exercise of the Put Right upon a Price Event Acceleration would be the same as described above under “—RevCons with a Term Equal to or Less Than One Year—Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons” or “—RevCons with a Term Equal to or Less Than One Year—Receipt of Underlying Shares Upon Maturity of the RevCons,” as the case may be.

RevCons with a Term of More Than One Year.  The following discussion describes certain U.S. federal income tax consequences of ownership and disposition of a RevCons if the term of the RevCons is more than one year (taking into account the last possible date that the RevCons could be outstanding under its terms).

Coupon Payments on the RevCons.  Under the characterization described above under “—General,” only a portion of the coupon payments on the RevCons will be attributable to the Yield on the Deposit.  To the extent attributable to the Yield on the Deposit, coupon payments on the RevCons will generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The remainder of the coupon payments will represent payments attributable to the Put Premium.  The Put Premium will generally not be taxable to a U.S. Holder upon receipt, and will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Put Right will be zero, and the U.S. Holder’s tax basis in the Deposit will be 100% of the issue price.

Expiration of the Put Right

Receipt of Stated Principal Amount in Cash upon Settlement or Early Redemption of the RevCons.  If a U.S. Holder receives the stated principal amount of a RevCons in cash (excluding cash attributable to coupon payments on the RevCons, which would be taxed as described above under “—RevCons with a Term of More Than One Year—Coupon Payments on the RevCons”), the Put Right will be deemed to have expired unexercised.  In such case, a U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of the Put Premium received by the U.S. Holder over the term of the RevCons (including the Put Premium received at maturity) as short-term capital gain.

Exercise of the Put Right

(i) Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the RevCons, which would be taxed as described above under “—RevCons with a Term of More Than One Year—Coupon Payments on the RevCons”) that is less than the stated principal amount of the RevCons, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to pay such deficit (the “Deficit”) to us upon settlement of the Put Right.  In such case, a U.S. Holder will not recognize any gain in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the total Put Premium received by the holder over the term of the RevCons (including the Put Premium received at maturity) and (ii) the Deficit.

(ii) Receipt of Underlying Shares Upon Maturity of the RevCons.  If a U.S. Holder receives Underlying Shares (and cash in lieu of any fractional shares), the Put Right will be deemed to have been exercised.  In such case, the U.S. Holder will not recognize any gain in respect of the Deposit.  In addition, such U.S. Holder will not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity) and will not recognize any gain or loss with respect to any Underlying Shares received.  The U.S. Holder will have an aggregate tax basis in the Underlying Shares received (including any fractional shares) equal to the Deposit less the total Put Premium received over the term of the RevCons.  A U.S. Holder’s holding period for any Underlying Shares received will start on the day after receipt.  With respect to any cash received in lieu of fractional shares, a U.S. Holder will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of fractional shares and the pro rata portion of the U.S. Holder’s aggregate adjusted tax basis in Underlying Shares that is allocable to such fractional shares.

Sale or Exchange of the RevCons Prior to Maturity.  Upon a sale or exchange of a RevCons prior to its maturity, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit (if the U.S. Holder has held the RevCons for more than one year at the time of such sale or exchange) and short-term capital gain or loss with respect to such U.S. Holder’s rights and obligations under the Put Right.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of the RevCons (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—RevCons with a Term of More Than One Year—Coupon Payments on the RevCons”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  The amount realized that is attributable to the Put Right, together with the total Put Premium received over the term of the RevCons, will be treated as short-term capital gain.

If the value of the Deposit on the date of sale or exchange exceeds the amount realized on the sale or exchange of the RevCons, a U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the RevCons equal to the amount of the excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received over the term of the RevCons, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Price Event Acceleration.   Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Deposit plus the present value of the portion of the remaining scheduled payments on the RevCons (from and including the date of acceleration) that is attributable to the Yield on the Deposit, (ii) the payment by us of the remaining Put Premium equal to the present value of the portion of the remaining scheduled payments on the RevCons (from and including the date of acceleration) that is attributable to the Put Premium, and (iii) the exercise of the Put Right, followed by settlement through the delivery by the U.S. Holder to us of the Deposit in exchange for Underlying Shares, or, if we so elect, the cash value of the Underlying Shares.  We will also pay cash representing unpaid coupon payments on the RevCons that accrued up to but excluding the date of acceleration.

Any cash received with respect to accrued coupon payments on the RevCons will be taxed as described under “—RevCons with a Term of More Than One Year—Coupon Payments on the RevCons.”

Assuming the characterization of the Price Event Acceleration described above, any amount received attributable to the unaccrued Put Premium will be treated as Put Premium received under the Put Right.  A U.S. Holder would, with respect to the amount paid by us to repay the Deposit, generally recognize capital gain or loss equal to the difference between such amount and the U.S. Holder’s adjusted tax basis in the Deposit.  In the case of an initial investor, such difference would be equal to the present value of the portion of the remaining scheduled payments on the RevCons attributable to the unaccrued Yield on the Deposit.  In general, other than gain recognized on the Deposit as described in the previous sentences, the tax treatment of our exercise of the Put Right upon a Price Event Acceleration would be the same as described above under “—RevCons with a Term of More Than One Year—Receipt of Cash Equal to the Value of Underlying Shares Upon Maturity of the RevCons” or “—RevCons with a Term of More Than One Year—Receipt of Underlying Shares Upon Maturity of the RevCons,” as the case may be.

Possible Alternative Tax Treatments of an Investment in the RevCons

Due to the absence of authorities that directly address the proper characterization of the RevCons, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above.  With respect to a RevCons with a term equal to or less than one year (taking into account the last possible date that the RevCons could be outstanding under its terms), the IRS could seek to treat the RevCons as a short-term debt instrument.  Under such treatment, the timing and character of income thereon would be significantly affected.  Under the applicable Treasury regulations, a RevCons would be treated as being issued at a discount, the amount of which would equal the excess of the sum of all payments on the RevCons (including the entire coupon payment amounts) over its issue price.  This discount would be taxed in the same manner as the Yield on the Deposit as discussed under “—RevCons with a Term Equal to or Less Than One Year—Coupon Payments on the RevCons.”  Upon the sale, exchange or redemption of a RevCons, a U.S. Holder would recognize gain as ordinary income to the extent of the discount accrued that is not previously included as income.  However, because the amount payable at maturity with respect to the RevCons is uncertain, it is not clear how accruals of this discount would be determined.

With respect to a RevCons that matures more than one year from its date of issuance (taking into account the last possible date that the RevCons could be outstanding under its terms), the IRS could seek to treat a RevCons as subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the RevCons or to the Deposit, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the RevCons every year at a “comparable yield” determined at the time of its issuance.  Furthermore, if the RevCons or the Deposit were treated as contingent payment debt instruments, any gain realized with respect to the RevCons or the Deposit would generally be treated as ordinary income.  In addition, if the Contingent Debt Regulations applied to the RevCons, a U.S. Holder would recognize income upon maturity of the RevCons to the extent that the fair market value of Underlying Shares and cash (if any) received exceeded the adjusted issue price of the RevCons.

Even if the Contingent Debt Regulations do not apply to the RevCons, other alternative U.S. federal income tax treatments of the RevCons are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the RevCons.  It is possible, for example, that the RevCons could be treated as constituting an “open transaction” with the result that the coupon payments on the RevCons might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the RevCons. Other alternative characterizations are also possible.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the RevCons.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the RevCons would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the RevCons, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the RevCons is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income).  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the RevCons, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the RevCons and the proceeds from a sale, exchange or other disposition of the RevCons, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the RevCons and the proceeds from a sale, exchange or other disposition of the RevCons, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a RevCons that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the RevCons is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the RevCons.

General

Except as otherwise provided in the applicable pricing supplement, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a RevCons, under current law, for all U.S. federal income tax purposes as a unit consisting of the Put Right and the Deposit as described above.

Subject to the discussions below about backup withholding, Section 871(m) of the Code, and the discussion below under “—Legislation Affecting Certain Non-U.S. Holders,” payments with respect to a RevCons to a Non-U.S. Holder, and gain realized on the sale, exchange or other disposition of such RevCons, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a RevCons (or a financial institution holding the RevCons on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Application of Section 871(m) of the Code

Since the exchange factor will be adjusted to reflect payments of Extraordinary Dividends with respect to the Underlying Shares, it is possible that Section 871(m) of the Code could apply to the RevCons.  If Section 871(m) of the Code were to apply, the payment received by a Non-U.S. Holder upon the settlement or early retirement of the RevCons could be treated, in whole or in part, as a “dividend equivalent” from sources within the United States.  In that case, the Non-U.S. Holder would be subject to a withholding tax at a rate equal to 30%,  or a lesser rate pursuant to an applicable tax treaty, with respect to such dividend equivalent amounts.  Because the IRS and the U.S. Treasury Department have not issued any guidance on the scope and application of Section 871(m) of the Code, we currently do not intend to withhold on payments to Non-U.S. Holders upon the early retirement or settlement of the RevCons except as provided above under “—Tax Consequences to Non-U.S. Holders—General.”  If, however, additional withholding is required as a result of any future guidance from the IRS and the U.S. Treasury Department, we will not be required to pay any additional amounts with respect to amounts withheld.  Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel is expected to be unable to opine as to whether or how Section 871(m) of the Code applies to the RevCons.

Possible Alternative Tax Treatments of an Investment in the RevCons

As described above under “—Tax Consequences to U.S. Holders―Possible Alternative Tax Treatments of an Investment in the RevCons,” the IRS may seek to apply a tax treatment other than the treatment described herein.  Even if such a recharacterization were successful, the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a RevCons should be the same as those described immediately above under current law.

However, among the issues addressed in the IRS notice described in “—United States Federal Taxation—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the RevCons, possibly on a retroactive basis.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the RevCons, including the possible implications of the notice discussed above.  Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the RevCons to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the RevCons to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the RevCons are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the RevCons.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the RevCons as well as in connection with the proceeds from a sale, exchange or other disposition of the RevCons.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Legislation Affecting Certain Non-U.S. Holders

The Hiring Incentives to Restore Employment Act of 2010 generally imposes withholding of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, as discussed above) have been satisfied.  Pursuant to published guidance from the IRS and the U.S. Treasury Department, this legislation applies to payments of interest and dividends made after December 31, 2013 and payments of gross proceeds made after December 31, 2014.  The extent to which this legislation applies to a RevCons is not clear.  If the treatment of a RevCons as a unit consisting of a put right and a deposit is respected, this legislation could apply to both the coupon payments and gross proceeds of the disposition of a RevCons.  Additionally, if the RevCons were recharacterized as a debt instrument, as described above in “—Tax Consequences to Non-U.S. Holders—Possible Alternative Tax Treatments of an Investment in the RevCons,” this legislation could apply to certain payments made with respect to a RevCons issued after March 18, 2012.  In addition, if any payment on a RevCons issued after March 18, 2012, in whole or in part, were treated as a “dividend equivalent” from sources within the United States, as described above in “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code,” this legislation could apply to certain payments with respect to the RevCons.  If withholding is required, we will not be required to pay any additional amounts with respect to any amounts withheld.  Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation for their investment in the RevCons.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the RevCons as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase these RevCons.  We will have the sole right to accept offers to purchase these RevCons and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase RevCons.  We will pay the agent, in connection with sales of these RevCons resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell these RevCons to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell these RevCons to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the RevCons it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. The agent may sell the RevCons to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of RevCons that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the RevCons on a national securities exchange. The agent may make a market in the RevCons as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the RevCons.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of these RevCons in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of these RevCons, the agent may offer and sell those RevCons in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this product supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of these RevCons and may cease to make a market at any time without notice.

In order to facilitate the offering of the RevCons, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the RevCons or of the underlying shares.  Specifically, the agent may sell more RevCons than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing RevCons in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the RevCons in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the RevCons or the underlying shares in the open market to stabilize the price of the RevCons or of such underlying shares.  Finally, in any offering of the RevCons through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the RevCons in the offering, if the agent repurchases previously distributed RevCons to cover syndicate short positions or to stabilize the price of the RevCons.  Any of these activities may raise or maintain the market price of the RevCons above independent market levels or prevent or retard a decline in the market price of the RevCons.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the RevCons through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the RevCons offered under this product supplement.  The Euro medium-term notes may be offered concurrently with the offering of the RevCons, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of RevCons.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of RevCons, we expect to deliver the RevCons against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of RevCons is more than three business days after the pricing date, purchasers who wish to trade RevCons more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

RevCons Offered on a Global Basis

If the applicable pricing supplement indicates that any of our RevCons will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those RevCons.

The agent has represented and agreed, and any other agent through which we may offer any RevCons on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the RevCons or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the RevCons under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the RevCons, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such RevCons offered on a global basis, purchasers of any such RevCons may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the RevCons or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the RevCons, or distribution of any pricing supplement, any accompanying index supplement or this product supplement and the accompanying prospectus or any other offering material relating to the RevCons, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the RevCons has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the RevCons or possesses or distributes any pricing supplement, any accompanying index supplement, this product supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the RevCons under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the RevCons.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The RevCons have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The RevCons may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The RevCons have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the RevCons or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the RevCons, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the RevCons which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The RevCons have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the RevCons may be circulated or distributed, nor may the RevCons be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where RevCons are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the RevCons pursuant to an offer made under Section 275 except:

(1)    to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)    where no consideration is or will be given for the transfer; or

(3)    where the transfer is by operation of law.